UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

MEDLEY CAPITAL CORPORATION

(Name of the Registrant as Specified in its Charter)

NexPoint Advisors, L.P.

NexPoint Advisors GP, LLC

Highland Global Allocation Fund

Highland Capital Management Fund Advisors, L.P.

Strand Advisors XVI, Inc.

Highland Select Equity Master Fund, L.P.

Highland Select Equity Fund GP, L.P.

Highland Select Equity GP, LLC

Highland Capital Management, L.P.

Strand Advisors, Inc.

James D. Dondero

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On February 28, 2019, NexPoint Advisors, L.P. issued a press release which is filed as Exhibit 2 hereto and is incorporated herein by reference.

Exhibits

Exhibit 2	Press Release.

Medley Capital Corporation Stockholder Demands Company

Records, Explores Potential Wrongdoing in Adjournment of Special Stockholder Meeting

NexPoint-Affiliated Fund Makes Request Under Section 220 of the Delaware General Corporation Law,

Seeks to Investigate Abrupt Change to Bylaws and Concurrent Meeting Adjournment, Among Other Concerns

DALLAS, February 28, 2019 – An investment vehicle affiliated with NexPoint Advisors, L.P. (“NexPoint”) issued a demand today to Medley Capital Corporation (“MCC” or the “Company”) to make its books and records available for inspection. The investment vehicle, Highland Select Equity Master Fund, L.P. (“Select Fund”), which is an owner of common stock of MCC, makes the request under Section 220 of Delaware General Corporation Law (the “DGCL”), as it seeks to investigate potential wrongdoing in the adjournment of the special meeting of stockholders, originally scheduled for February 8, 2019 (the “February 8 Meeting”).

Select Fund raises concerns about the Company’s board of directors (the “Board”) and their actions leading to the February 8 Meeting adjournment. This includes, among other things, the decision to amend the bylaws of the Company (the “Bylaws”) on February 6, 2019 (the “February 6 Amendment”), which Select Fund believes improperly enabled the adjournment, which may not have passed a stockholder vote.

The agenda for the February 8 Meeting included a shareholder vote on a merger with affiliate Sierra Income Corporation (“Sierra”), pursuant to which the Company would merge with and into Sierra, which would then continue as the surviving company following the transaction (the “MCC Merger”). Both Sierra and MCC are controlled, directly or indirectly, by Medley Management Inc. (“MDLY”), a publicly-traded asset management firm. The closing of the MCC Merger is contingent upon MDLY merging with and into a wholly owned subsidiary of Sierra (the “MDLY Merger”).

The Company announced on February 5, 2019 that it intended to adjourn the February 8 Meeting (the “February 5 Announcement”) “in light of the U.S. government shutdown” that occurred between December 22, 2018 and January 25, 2019 (the “Government Shutdown”). According to the Company, the Government Shutdown hindered the review and/or approval of documentation required to close the mergers, but notably, not to hold the February 8 Meeting. At the time of the February 5 Announcement, the Bylaws did not grant anyone other than stockholders the ability to adjourn a stockholders’ meeting, meaning that, the vote of a majority of stockholders (even if less than a quorum) would have been required to adjourn the February 8 Meeting. Select Fund believes the February 6 Amendment changed this requirement without the consent of stockholders, giving “the Chairman of the meeting… the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present)…”

Select Fund believes the decision to adjourn the February 8 Meeting—and more specifically, the Board’s role in facilitating it through the February 6 Amendment—was carried out in the interest of MDLY and its stockholders to the detriment of stockholders of MCC.

Considering the requirements of the MCC Merger (including the express terms of the merger agreement related to the MCC Merger), the Government Shutdown is not a viable excuse for the February 8 Meeting adjournment. Instead, Select Fund believes the Company sought to delay the February 8 Meeting because of the likelihood of a vote against the MCC Merger were the meeting to proceed as scheduled. The Board, complicit in this delay, appears to be in violation of its fiduciary duties by promoting the interests of MDLY and preventing MCC stockholders from rejecting the MCC Merger.

With its inspection demands, Select Fund seeks to investigate these concerns, along with other potential issues related to the February 8 Meeting adjournment and the February 6 Amendment.

All purposes of Select Fund’s demanded inspection are described in Select Fund’s demand, which is attached hereto.

1

About NexPoint Advisors, L.P. and Highland Select Equity Master Fund, L.P.

NexPoint Advisors, L.P. and Highland Select Equity Master Fund, L.P. are affiliates of a multibillion-dollar global alternative investment manager founded in 1993 by Jim Dondero and Mark Okada. A pioneer in the leveraged loan market, the firm has evolved over 25 years, building on its credit expertise and value-based approach to expand into other asset classes. Today, NexPoint and its affiliates operate a diverse investment platform, serving both institutional and retail investors worldwide. In addition to high yield credit, the firm’s investment capabilities include public equities, real estate, private equity and special situations, structured credit, and sector- and region-specific verticals built around specialized teams.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

NexPoint Advisors, L.P. (“NexPoint”), together with the other participants named below, have filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) to be used to solicit stockholders in connection with the Special Meeting of Stockholders (the “Special Meeting”) of Medley Capital Corporation (the “Company”) expected to take place on March 8, 2019. Prior to the Special Meeting, NexPoint, together with the other participants named below, intend to file with the SEC, and furnish to stockholders of the Company, a definitive proxy statement.

NEXPOINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS RELATED TO THE SOLICITATION WHEN BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS.

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: NexPoint, NexPoint Advisors GP, LLC, the general partner of NexPoint (“NexPoint Advisors GP”), Highland Global Allocation Fund (“Global Fund”), Highland Capital Management Fund Advisors, L.P., the investment advisor to Global Fund (“Highland Fund Advisors”), Strand Advisors XVI, Inc., the general partner of Highland Fund Advisors (“Strand XVI”), Highland Select Equity Master Fund, L.P. (“Select Fund”), Highland Select Equity Fund GP, L.P., the general partner of Select Fund (“Select GP”), Highland Select Equity GP, LLC, the general partner of Select GP (“Select LLC”), Highland Capital Management, L.P., the sole member of Select LLC and the investment advisor to Select Fund (“Highland Capital”), Strand Advisors, Inc., the general partner of Highland Capital (“Strand”) and James D. Dondero, the President of NexPoint Advisors GP and Strand and ultimate control person of Strand XVI, NexPoint Advisors GP and Strand (collectively, the “Participants”). The Participants have an interest in the matters to be acted on at the Special Meeting as they intend to nominate two independent directors at the Company’s 2019 Annual Meeting of Stockholders if the merger transaction to be considered at the Special Meeting is not approved by stockholders and NexPoint has stated its willingness to step-in as the external investment manager of the Company if the merger transaction is not approved by stockholders. Certain of the Participants hold direct or indirect interests in securities of the Company as follows: Global Fund holds and beneficially owns 335,000 shares of common stock of the Company and Highland Fund Advisors, Strand XVI and Mr. Dondero indirectly beneficially own such shares of common stock of the Company due to their relationship with Global Fund; Select Fund holds and beneficially owns 100 shares of common stock of the Company and Select GP, Select LLC, Highland Capital, Strand and Mr. Dondero indirectly beneficially own such shares of common stock of the Company due to their relationship with Select Fund.

NexPoint is not asking stockholders for their proxy cards and cannot accept proxy cards if sent. Stockholders SHOULD NOT send NexPoint their proxy cards.

###

Media Contact

Lucy Bannon

(972) 419-6272

lbannon@highlandcapital.com

2

Highland Select Equity Master Fund, L.P.

c/o Highland Capital Management, L.P.

300 Crescent Court

Suite 700

Dallas, Texas 75201

02/28/2019

VIA EMAIL AND OVERNIGHT DELIVERY

Medley Capital Corporation

280 Park Avenue, 6th Floor East

New York, NY 10017

Attn: Chairman of the Board of Directors of the Company

REGISTERED AGENT BY HAND DELIVERY

Medley Capital Corporation

c/o Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

Re:	Stockholder Inspection Pursuant to Section 220 of the DGCL

Dear Chairman:

I am writing to you on behalf of Highland Select Equity Master Fund, L.P. (“Select Fund”). Select Fund is the beneficial owner of 100 shares of common stock of Medley Capital Corporation (the “Company”). Pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”), Select Fund, hereby demands that the Company make available for inspection and copying the Books and Records of the Company described in Exhibit 1.

Background Facts

On August 9, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sierra Income Corporation (“Sierra”), pursuant to which the Company would merge with and into Sierra, with Sierra continuing as the surviving company in the merger (the “MCC Merger”). The Company is an affiliate of Sierra, as the investment managers of both Sierra and the Company are controlled (directly or indirectly) by Medley Management Inc. (“MDLY”), a publicly traded asset management firm. According to the Merger Agreement, the closing of the MCC Merger is contingent upon MDLY merging with and into Sierra Management, Inc., a wholly owned subsidiary of Sierra (“Merger Sub”), with Merger Sub as the surviving company in the merger (the “MDLY Merger”).

On December 21, 2018, the following occurred: (i) Sierra’s registration statement on Form N-14 (that included a joint proxy statement (collectively, the “Joint Proxy Statement and Prospectus”) of Sierra, the Company and MDLY) was declared effective by the Staff of the Securities and Exchange Commission (the “SEC”); and (ii) the Company filed the definitive Joint Proxy Statement and Prospectus with the SEC (Items (i) and (ii) being referred to as the “Stockholder Meeting Requirements”).

According to the Joint Proxy Statement and Prospectus, the Company set a record date of December 21, 2018 (the “December Record Date”) for a special meeting of the Company’s stockholders, which was originally to be held on February 8, 2019 (the “February 8 Meeting”). The agenda for the February 8 Meeting included a stockholder vote on the MCC Merger as well as a vote on the adjournment of the February 8 Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MCC Merger.

On December 22, 2018, the United States government entered into a “shutdown,” which lasted until January 25, 2019 (the “Government Shutdown”).

On February 5, 2019—ten days after the end of the Government Shutdown, and only three days before the scheduled meeting—the Company announced that it intended to adjourn the February 8 Meeting, stating without further explanation that “[d]uring the shutdown, key branches of the U.S. Government were unable to process, review and/or approve documentation required to close the mergers.” The Company announced its intentions to (1) reschedule the special meeting for early March, (2) continue to solicit proxies, but (3) nevertheless maintain the December Record Date for the rescheduled meeting. The Stockholder Meeting Requirements were (and remain) – to the best knowledge of Select Fund – the only United States governmental actions required for MCC to hold its stockholder meeting to approve the MCC Merger. In fact, pursuant to Page A-47 of Joint Proxy Statement and Prospectus, the Merger Agreement states “. . . . MCC shall, as soon as practicable following the effectiveness of the Form N-14 Registration Statement, duly call, take any action required by the DGCL, the MCC Certificate, or MCC Bylaws and any applicable requirements of the SEC or the NYSE necessary to give notice of, convene and hold, as promptly as practicable, the MCC Stockholder Meeting for the purpose of obtaining MCC Stockholder Approval” (emphasis added). The Merger Agreement itself included no other required governmental actions before the Company was required to have held its stockholder meeting to approve the MCC Merger.

At the time of the February 5 Announcement, the bylaws of the Company (the “Bylaws”), did not grant anyone other than stockholders the ability to adjourn a stockholders’ meeting, meaning that, the vote of a majority of stockholders (even if less than a quorum) would have been required to adjourn the February 8 Meeting. Thus, notwithstanding its desire to adjourn the February 8 Meeting, the power to do so on February 5 rested with the Company’s stockholders. On February 6, 2019, however, the Company’s board of directors (the “Board”) purported to unilaterally amend the Bylaws regarding the conduct of meetings:

“Unless otherwise determined by the Board prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than the stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, establishing procedures for the transaction of business at the meeting (including the dismissal of business not properly presented) . . . .”

(emphasis added) (the “February 6 Amendment”). The Company has disclosed that, following the passage of the February 6 Amendment, the Company formally adjourned the February 8 Meeting.

Select Fund believes that the decision to adjourn the February 8 Meeting and the Board’s adoption of the February 6 Amendment to effectuate such decision cannot be the product of rational or disinterested corporate decision-making. Against a well-publicized background of stockholder opposition, including recommendations AGAINST the MCC Merger by leading independent proxy advisory firms Institutional Shareholder Services and Glass Lewis, Select Fund believes that the Company recognized that it did not have enough “For” votes to accomplish the MCC Merger, and is attempting to use the Government Shutdown and an ill-conceived amendment to the Bylaws to make an end run around the requirements of DGCL § 213 in an effort to salvage the MCC Merger. Therefore, we believe that the Board breached their fiduciary duties when they adopted the February 6 Amendment and adjourned the February 8 Meeting because they were acting in the best interest of MDLY and its stakeholders, rather than the stockholders of the Company who we believe rejected the MCC Merger. The Board’s independence has been specifically called into question for its unwillingness to seek alternative transactions to the MCC Merger (and related MDLY Merger), or even engage with third parties that have proposed alternative transactions. Two members of the Board, Messrs. Brook (also Chairman of the Board and Chief Executive Officer of the Company) and Seth Taube, are also MDLY’s co-Chief Executive Officers and will receive more than $75 million in cash in connection with the MCC Merger. Further, Select Fund believes that the Company’s disclosure in connection with the foregoing was materially misleading and was a violation of Rule 10b-5 of the Securities Exchange Act of 1934 (“Rule 10b-5”), and the Board’s fiduciary duty to be truthful when communicating with stockholders.

Proper Purposes

As explained more fully below, the purposes of the demanded inspection are:

1.

To investigate potential mismanagement, wrongdoing and/or breaches of fiduciary duties by members of the Company’s Board or others in connection with adjourning the February 8 Meeting and/or the February 6 Amendment;

2.

To investigate wrongdoing, violations of Rule 10b-5 and/or breaches of fiduciary duties in connection with the disclosures disseminated to the Company’s stockholders concerning the adjournment of the February 8 Meeting and/or the February 6 Amendment;

3.	To evaluate the extent to which the Government Shutdown had a material effect on the Company’s ability to proceed with a stockholder vote at the February 8 Meeting;

4.	To evaluate the state of the voting at the time that the Company decided to adjourn the February 8 Meeting;

5.	To evaluate the deliberations undertaken by the Board in connection with the passage of the February 6 Amendment;

6.	To evaluate the deliberations of the Chairman of the Board or others in adjourning the February 8 Meeting;

7.	To initiate litigation or take other appropriate action in the event certain directors or others did not properly discharge their duties to the Company and its stockholders;

8.

To assess the suitability of the members of the Board to continue in office, to assess the advisability of proposing changes in the members of the Board, and to facilitate informed voting in any election of directors;

9.

To assess the advisability of proposing governance reforms in light of the February 6 Amendment and the adjournment of the February 8 Meeting, including, without limitation, reforms concerning stockholder approval of significant corporate transactions or the conduct of stockholder meetings; and

10.	Communicating with other stockholders regarding the foregoing.

According to 8 Del. C. § 220(b)(2), a “proper purpose” shall mean a purpose reasonably related to such person’s interest as a stockholder. Each of the above purposes is a proper purpose. Under Delaware law, it is well established that a stockholder’s “desire to investigate wrongdoing or mismanagement is a ‘proper purpose’” for a books and records demand. Seinfeld v. Verizon Commc’n Inc., 909 A.2d 117, 121 (Del. 2006) (citing Nodana Petroleum Corp. v. State ex rel. Brennan, 123 A.2d 243, 246 (Del. 1956)). Investigating mismanagement is proper “because where the allegations of mismanagement prove meritorious, investigation furthers the interest of all stockholders and should increase stockholder return.” Id. (citing Saito v. McKesson HBOC, Inc., 806 A.2d 113, 115 (Del. 2002)). Select Fund has the requisite “credible basis” for suspecting wrongdoing or mismanagement in connection with the February 6 Amendment, the adjournment of the February 8 Meeting and the disclosures made in connection therewith. Further, investigating the suitability of directors is another recognized proper purpose. See Pershing Square, L.P. v. Ceridian Corp., 923 A.2d 810, 818 (Del. Ch. 2007). So too is communicating with stockholders about matters of corporate concern, particularly in connection with a pending stockholders’ meeting. See Devon v. Pantry Pride, Inc., 1984 WL 8250, at *2 (Del. Ch. Nov. 21, 1984). These proper purposes establish unequivocally our right to the information requested below.

Books and Records Sought

Accordingly, Select Fund hereby demands the right to inspect and copy the Books and Records of the Company described in Exhibit 1. For purposes of this letter, the term “Books and Records” means all documents and other nonverbal methods of information storage of any nature whatsoever referring or relating to the listed topics, including, but not limited to, memoranda, board minutes, telephone records, diaries, data compilations, emails and other correspondence authored by or received by any of the Company’s directors, officers, or other employees or its financial advisors.

Select Fund hereby demands that: (1) originals or attested copies of the documents and records described in Exhibit 1 be made available for inspection and copying by Select Fund, its designated representatives, or its attorneys or agents during usual business hours, beginning no later than five business days after the Company receives this letter, and continuing from day to day thereafter during usual business hours until the inspection is completed, or (2) the Company deliver copies of such records, within five business days after receipt of this letter, to the attention of Select Fund’s counsel, Jeffrey Kochian, of the law firm of Akin Gump Strauss Hauer & Feld LLP. Mr. Kochian’s contact information is as follows:

Jeffrey Kochian

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

(212) 872-7412

jkochian@akingump.com

Select Fund will reimburse reasonable copy costs if the documents are sent to its counsel.

This demand authorizes Mr. Kochian and his respective partners, employees and any other persons designated by him, to conduct the inspection and copying of the Books and Records demanded, and to otherwise act on Select Fund’s behalf. Select Fund has executed a Power of Attorney designating Mr. Kochian as its agent, which is enclosed with this letter. An affidavit relating to this notice and stockholder demand pursuant to Section 220 of the DGCL has also been attached to this letter.

The DGCL requires your response to our above request within five business days of the date of this letter. Accordingly, please promptly advise Mr. Kochian in writing on or before the expiration of five business days after the date this demand is received by the Company as to where and on what dates the Books and Records demanded will be made available to Select Fund, our designated representatives, or its attorneys or agents. Alternatively, if the Company desires, it can provide the Books and Records demanded without the need for inspection and copying by sending complete and unredacted copies of them to Select Fund’s counsel. Should the Company refuse to provide the demanded Books and Records, please provide us with a detailed written explanation for the reasons behind that refusal. In that regard, to the extent Books and Records responsive to the Demand are withheld as privileged or otherwise immune from disclosure, please provide a description of any documents withheld and information sufficient to assess any claim of privilege or other immunity.

This notice complies in all respects with applicable law. If, however, the Company believes that this notice is incomplete or otherwise deficient in any respect, please contact Mr. Kochian immediately so that any alleged deficiencies may be promptly addressed.

Please acknowledge receipt of this letter and the enclosures by signing and dating the enclosed copy of this letter and returning the same to the undersigned in the enclosed envelope.

I hereby affirm that the purposes for the demanded inspection as set forth above constitute a true and accurate statement of the reasons Select Fund seeks to review the demanded books and records, and that such demand is made in good faith. These purposes are both proper and reasonably related to its interest as a stockholder of the Company.

Very truly yours,

Highland Select Equity Master Fund, L.P.

By: Highland Select Equity Fund GP, L.P., its general partner

By: Highland Select Equity GP, LLC, its general partner

By: Highland Capital Management, L.P., its sole member

By: Strand Advisors, Inc., its general partner

/s/ James Dondero

By: James Dondero

Sole Director and President

Enclosures.

cc:    Jeffrey Kochian, Esq.

Receipt acknowledged on

[DATE]

By:    ________________________

Name

Title

6

EXHIBIT 1

1.

Documents and communications between or among any members of the Board, officers and/or any financial advisor, proxy solicitor or counsel to the Company reflecting any consideration of whether to proceed with, postpone or adjourn the stockholder vote on the MCC Merger in connection with or since the February 8 Meeting.

2.

Documents and communications between or among any members of the Board, officers and/or any financial advisor, proxy solicitor or counsel to the Company concerning the Company’s power or authority to adjourn the February 8 Meeting under the bylaws or Delaware law as they existed prior to the February 6 Amendment.

3.

Documents and communications between or among any members of the Board, officers and/or any financial advisor, proxy solicitor or any counsel to the Company relating to the February 6 Amendment, including without limitation the purposes or effects of such amendment.

4.

Documents and communications between or among any members of the Board, officers and/or any financial advisor, proxy solicitor or any counsel to the Company concerning any factual basis for the Company’s statement that “[d]uring the shutdown, key branches of the U.S. Government were unable to process, review and/or approve documentation required to close the mergers.”

5.	Documents sufficient to show the proxies returned for or against the MCC Merger and/or any adjournment of the February 8 Meeting as of February 5, 2019.

6.

Documents and communications between or among any members of the Board, officers and/or any financial advisor, proxy solicitor or any counsel to the Company concerning the decisions to (i) maintain the December Record Date, and (ii) continue to solicit proxies in support of the MCC Merger following the adjournment of the February 8 Meeting.

7.

To the extent not provided in response to the foregoing requests, all Board Materials[3] related to the proxies returned as of February 5, the February 6 Amendment or any consideration of whether to proceed with, postpone or adjourn the stockholder vote on the MCC Merger in connection with or since the February 8 Meeting.

[3]

The term “Board Materials” as used herein means all documents concerning, related to, provided at, considered at, discussed at, or prepared or disseminated in connection with, any regular, special, or ad hoc meeting of any Board of Directors (the “Board”) or any regular, specially created, or ad hoc committee or subcommittee of the Board, including all presentations, analyses, data, board packages, recordings, agendas, summaries, memoranda, transcripts, notes, minutes of meetings, drafts of minutes of meetings, exhibits distributed at meetings, summaries of meetings, and resolutions.

7

AFFIDAVIT

STATE OF TEXAS         )

                                                   ) ss.

COUNTY OF DALLAS     )

I, James Dondero, being duly sworn upon oath, depose and state as follows:

1. I am the sole Director and President of Strand Advisors, Inc., the general partner of Highland Capital Management, L.P., which is the sole member of Highland Select Equity GP, LLC, which is the general partner of Highland Select Equity Fund GP, L.P., which is the general partner of Highland Select Equity Master Fund, L.P. (“Select Fund”). Select Fund is the beneficial owner of 100 shares of common stock of Medley Capital Corporation (the “Company”).

2. I am authorized on behalf of Select Fund to make the accompanying demand for the Company’s Books and Records pursuant to DGCL Section 220.

3. Select Fund’s rights in the 100 shares of stock of the Company have not been sold, assigned, hypothecated, pledged or otherwise transferred or disposed of to anyone whomsoever.

4. The facts and statements contained in the Stockholder Demand Letter are true and correct to the best of my knowledge.

I affirm the foregoing statements to be true and correct to the best of my knowledge and belief under penalty of perjury.

Dated: February     , 2019

/s/ James Dondero
James Dondero

SWORN TO AND SUBSCRIBED

before me this 28 day of

February, 2019

    /s/ Sarah Goldsmith

NOTARY PUBLIC

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Jeffrey Lazar Kochian, and his partners, associates, employees and any other persons to be designated by him, as the undersigned’s true and lawful attorney-in-fact and agent for the undersigned, and in the undersigned’s name, place and stead, in any and all capacities, to conduct the inspection and copying of the books and records demanded in the enclosed Stockholder Inspection Demand pursuant to DGCL Section 220, dated February     , 2019.

IN WITNESS THEREOF, the undersigned has executed this instrument effective as of the        day of February, 2019.

Highland Select Equity Master Fund, L.P.

By: Highland Select Equity Fund GP, L.P., its general partner

By: Highland Select Equity GP, LLC, its general partner

By: Highland Capital Management, L.P., its sole member

By: Strand Advisors, Inc., its general partner

/s/ James Dondero
By: James Dondero Sole Director and President

SWORN TO AND SUBSCRIBED

before me this 28 day of

February, 2019

    /s/ Sarah Goldsmith

NOTARY PUBLIC